UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 29, 2011

VENTAS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 S. Wacker Drive, Suite 4800, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 483-6827

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On November 29, 2011, Ventas, Inc. (the “Company”) received notice from its tenant Kindred Healthcare, Inc. (“Kindred”) of the extension, for a five-year period commencing May 1, 2013 and ending April 30, 2018 (the “Renewal Term”), of the lease term with respect to 13 skilled nursing and three long-term acute care hospital assets (these 16 assets, the “Early Renewal Assets”).  The current aggregate annual base rent for the Early Renewal Assets, which are grouped into two renewal bundles (the “Early Renewal Bundles”), is approximately $23 million.

Pursuant to the master lease agreements between the Company and Kindred (the “Kindred Master Leases”), the Company has a unilateral bundle-by-bundle option to initiate a fair market rental reset process for the Early Renewal Bundles and four other bundles currently up for renewal containing 37 assets and representing $43 million in current aggregate annual base rent following renewal by Kindred (the “Remaining Reset Assets”).

Kindred stated publicly that it extended the lease term for the Early Renewal Assets in advance of the April 30, 2012 renewal deadline to allow for a longer period of time to complete the appraisal process for fair market rental reset.  If the Company elects to initiate the fair market rental reset process for an Early Renewal Bundle or any other applicable renewed bundle, and subject to certain Kindred revocation rights described below, the annual rent for the Renewal Term for the assets in those bundles will be the higher of the contractually escalated rent and fair market rent, as determined by an appraisal process outlined in the Kindred Master Leases.

The Company believes that the aggregate annual base rent for the Early Renewal Assets is likely to increase if the Company initiates the fair market rental reset process with respect thereto.  However, there can be no assurances regarding the final determination of fair market rent.  The Company has until December 29, 2011 to provide notice to initiate the process for the Early Renewal Bundles.  In certain cases following initiation by the Company of a fair market rental reset process respecting a renewal bundle, Kindred may have the right to revoke its renewal of that particular bundle.

Kindred has until April 30, 2012 to extend for the Renewal Term the lease term with respect to 73 additional assets (the “Remaining 2013 Renewal Assets”) that are grouped into eight other renewal bundles (the “Remaining 2013 Renewal Bundles”) whose lease term expires April 30, 2013, including the 37 Remaining Reset Assets.  Each Remaining 2013 Renewal Bundle contains between six and 13 assets and at least one long-term acute care hospital.  Kindred stated publicly that it has not made any decisions on whether to renew the Remaining 2013 Renewal Assets, all or none of which must be renewed by specified renewal bundles.  The current aggregate annual base rent for the Remaining 2013 Renewal Assets is approximately $99 million, which represents approximately 7% of the Company’s annualized third quarter 2011 net operating income.  These 73 assets produced EBITDARM (earnings before interest, taxes, depreciation, amortization, rent and management fees) to cash rent coverage of at least 2x year-to-date through September 30, 2011 (the latest date available).

If Kindred does not exercise its renewal right with respect to one or more of the Remaining 2013 Renewal Bundles or if Kindred is entitled to, and does, revoke its renewal of any Early Renewal Bundle, the Company intends to reposition the applicable assets with qualified care providers to continue operating the properties.  Kindred is required to perform all of its obligations under the Kindred Master Leases, including payment of all rental amounts, for the properties that are not renewed until April 30, 2013.

In all events, the Company will have at least one year to arrange for the repositioning of the Remaining 2013 Renewal Assets that are not renewed by Kindred, and Kindred has extensive and detailed obligations to cooperate and ensure an orderly transition of the properties to another operator.

Although Ventas believes aggregate base rents for the assets whose lease terms run through April 30, 2013 are at market levels, there can be no assurance that Kindred will elect to renew all or any of the Remaining 2013 Renewal Bundles, that Kindred will not revoke its renewal of the Early Renewal Bundles if it is entitled to do so, or that the Company will be able to reposition any affected asset on a timely basis or on the same or better terms.

Additional information regarding the Kindred Master Leases is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and the Company’s other periodic filings with the Securities and Exchange Commission (“SEC”).  Copies of the Kindred Master Leases are filed with the SEC.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements regarding the Company’s or its tenants’, operators’, managers’ or borrowers’ expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements.  These forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the Company’s expectations.  The Company does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially from expectations depending on a variety of factors discussed in the Company’s filings with the SEC.  These factors include without limitation: (a) the ability and willingness of the Company’s tenants, operators, borrowers, managers and other third parties to meet and/or perform their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (b) the ability of the Company’s tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions or investments, including the Nationwide Health Properties, Inc. transaction and those in different asset types and outside the United States; (d) macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default and/or delay in payment by the United States of its obligations, and changes in the federal budget resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; (e) the nature and extent of future competition; (f) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company’s cost of borrowing as a result of changes in interest rates and other factors; (h) the ability of the Company’s operators and managers, as applicable, to deliver high quality services, to attract and retain qualified personnel and to attract residents and patients; (i) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues and its ability to access the capital markets or other sources of funds; (j) the Company’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; (k) the Company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; (l) final determination of the Company’s taxable net income for the year ending December 31, 2011; (m) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases and the Company’s ability to reposition its properties on the same or better terms in the event such leases expire and are not renewed by the Company’s tenants or in the event the Company exercises its right to replace an existing tenant upon default; (n) risks associated with the Company’s senior living operating portfolio, such as factors causing volatility in the Company’s operating income and earnings generated by its properties, including without limitation national and regional economic conditions, costs of materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (o) the movement of U.S. and Canadian exchange rates; (p) year-over-year changes in the Consumer Price Index and the effect of those changes on the rent escalators, including the rent escalator for Master Lease 2 with Kindred, and the Company’s earnings; (q) the Company’s ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate liability and other insurance from reputable and financially stable providers; (r) the impact of increased operating costs and uninsured professional liability claims on the liquidity, financial condition and results of operations of the Company’s tenants, operators, borrowers and managers, and the ability of the Company’s tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; (s) risks associated with the Company’s medical office building (“MOB”) portfolio and operations, including its ability to successfully design, develop and manage MOBs, to accurately estimate its costs in fixed fee-for-service projects and to retain key personnel; (t) the ability of the hospitals on or near whose campuses the Company’s MOBs are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups; (u) the Company’s ability to maintain or expand its relationships with its existing and future hospital and health system clients; (v) risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-

making authority and its reliance on its joint venture partners’ financial condition; (w) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; and (x) the impact of any financial, accounting, legal or regulatory issues or litigation that may affect the Company or its major tenants, operators or managers.  Many of these factors are beyond the control of the Company and its management.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.

Date: December 1, 2011	By:	/s/ Kristen M. Benson
Kristen M. Benson
Vice President and
Senior Securities Counsel